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                                                                    Exhibit 3.02


                  FORM OF RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          NETSCREEN TECHNOLOGIES, INC.
                  (Originally incorporated on October 30, 1997)

     NetScreen Technologies, Inc., a Delaware corporation (the "Corporation"), hereby certifies that the Restated Certificate of Incorporation of the Corporation attached hereto as Exhibit A, which is incorporated herein by this
                               ---------
reference, has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with Sections 242 and 245 of the Delaware General Corporation Law, with the approval of the stockholders having been given by written consent without a meeting in accordance with Section 228 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, said corporation has caused this Restated Certificate of Incorporation to be signed by its duly authorized officers this _____ day of __________, 2001.


                                    NETSCREEN TECHNOLOGIES, INC.


                                    By:
                                       -----------------------------------------
                                       Robert Thomas, Chief Executive Officer

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                                                                       Exhibit A

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          NETSCREEN TECHNOLOGIES, INC.

                                    ARTICLE I

     The name of the corporation is NetScreen Technologies, Inc.

                                   ARTICLE II

     The address of the registered office of the corporation in the State of Delaware is 15 East North Street, City of Dover, County of Kent. The name of its registered agent at that address is Incorporating Services, Ltd.

                                   ARTICLE III

     The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware. This corporation shall have perpetual existence.

                                   ARTICLE IV

     The total number of shares of all classes of stock which the corporation has authority to issue is 510,000,000 shares, consisting of two classes:
500,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of Preferred Stock, par value $0.001 per share.

     The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series. The holders of the Common Stock shall have no preemptive rights to subscribe for any shares of any class of stock of this corporation whether now or hereafter authorized. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders. There shall be no cumulative voting. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock. Upon the dissolution or liquidation of the corporation, whether voluntary or involuntary, the holders of Common Stock will be entitled to receive all assets of the corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

     The Board of Directors is authorized, subject to any limitations prescribed by the law of the State of Delaware, to provide for the issuance of the shares of Preferred Stock in one or more series and, by filing a Certificate of Designation pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any


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qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. The number of authorized shares of Preferred Stock may also be increased or decreased, but not below the number of shares thereof then outstanding, by the affirmative vote of the holders of a majority of the capital stock of the corporation entitled to vote, unless a vote of any other holders is required pursuant to the Certificate of Designation establishing a series of Preferred Stock. Any shares of Preferred Stock that may be redeemed, purchased or acquired by the corporation may be reissued except as otherwise provided by applicable law or the Certificate of Designation establishing such series of Preferred Stock. The different series of Preferred Stock that may be issued hereunder shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided in the Certificate of Designation providing for the issue of such series of Preferred Stock.

     Except as otherwise expressly provided in any Certificate of Designation designating any series of Preferred Stock pursuant to the foregoing provisions of this Article IV, any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board of Directors without approval of the holders of Common Stock or the holders of Preferred Stock, or any series thereof, and any such new series may have powers, preferences and rights, including, without limitation, voting rights, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, the Preferred Stock or any future class or series of Preferred Stock or Common Stock.

                                    ARTICLE V

     In furtherance of and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of this corporation, subject to the right of the stockholders entitled to vote with respect thereto, in accordance with the provisions of such Bylaws, to alter and repeal the Bylaws adopted or amended by the Board of Directors. Notwithstanding any other provisions of law, this Certificate of Incorporation or the Bylaws, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws, the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the outstanding voting stock then entitled to vote at an election of directors, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with this
Article V.

                                   ARTICLE VI

     For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

     (a) The conduct of the affairs of the corporation shall be managed under the direction of the Board of Directors. The number of directors shall be fixed from time to time exclusively by resolution of the Board of Directors in the manner provided in the Bylaws of the corporation.

     (b) Notwithstanding the foregoing provision of this Article VI, each director shall hold office until such director's successor is elected and qualified, or until such director's earlier


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death, resignation or removal. No decrease in the authorized number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     (c) Subject to the rights of the holders of any series of Preferred Stock, any vacancy occurring in the Board of Directors for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorship shall be filled by the stockholders, be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and not by the stockholders. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his successor and to his earlier death, resignation or removal.

     (d) Subject to the rights of the holders of any series of Preferred Stock, the directors of the corporation may be removed by the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the shares of the capital stock of the corporation issued and outstanding and entitled to vote generally in the election of directors cast at a meeting of the stockholders called for that purpose.

     (e) Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, following the closing of the initial public offering of this corporation pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock to the public (the "Initial Public Offering"), the directors shall be divided, with respect to the time for which they severally hold office, into three classes designated as Class I, Class II and Class III, respectively. The directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors, with the number of directors in each class to be divided as equally as reasonably possible. No one class shall have more than one director more than any other class. The term of office of the Class I Directors shall expire at the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class II Directors shall expire at the second annual meeting of stockholders following the closing of the Initial Public Offering, and the term of office of the Class III Directors shall expire at the third annual meeting of stockholders following the closing of the Initial Public Offering. At each annual meeting of stockholders commencing with the first annual meeting of stockholders following the closing of the Initial Public Offering, directors elected to succeed those directors of the class whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Prior to the closing of the Initial Public Offering, or in the event the corporation is prohibited from dividing its board of directors in the manner described above through the operation of Section 2115 of the California General Corporation Law following the record date of the first annual meeting of stockholders following the closing of the Initial Public Offering, each director shall hold office until the next annual meeting of stockholders and until such director's successor is elected and qualified, or until such director's earlier death, resignation or removal. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member and
(ii) the newly created or eliminated


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directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

     (f) Unless and except to the extent that the Bylaws of this corporation shall so require, the election of directors need not be by written ballot.

     (g) No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws of the corporation, and no action shall be taken by the stockholders by written consent in lieu of a meeting.

     (h) The advance notice of stockholder nominations for the election of directors of the corporation and of other business to be brought by stockholders before any meeting of stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation. Any business transacted at special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of such meeting.

     (i) Notwithstanding any other provisions of law, this Certificate of Incorporation or the Bylaws, each as amended, and notwithstanding the fact that a lesser percentage may be specified by applicable law, this Certificate of Incorporation or the Bylaws, the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the outstanding voting stock then entitled to vote at an election of directors, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with this Article VI.

                                   ARTICLE VII

     To the fullest extent permitted by law, no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. Without limiting the effect of the preceding sentence, if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended. No amendment to or repeal of this provision, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VII, shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                  ARTICLE VIII


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     The corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and this Restated Certificate of Incorporation, and all rights conferred upon stockholders herein, are granted subject to this reservation.

                                   ARTICLE IX

     The books of this corporation may, subject to any statutory requirements, be kept outside the State of Delaware as may be designated by the Board of Directors or by the Bylaws of this corporation.


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